UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)
001-33204
(Commission File Number)

Delaware	95-4658730
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
310 Golden Shore, Long Beach, CA 90802
(Address of principal executive offices, with zip code)
(562) 628-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 3, 2008, OMP, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its employment agreement with Steven Robert Carlson, the Company’s President and Chief Executive Officer, effective as of March 1, 2008. The Amendment:
•	increased Mr. Carlson’s base salary to $500,000 per year or such greater amount as the Company’s Compensation Committee may from time to time determine;
•	increased Mr. Carlson’s annual bonus to up to 75% of his base salary based upon achievement of certain Company and individual targets;
•	provided for a future grant of non-qualified options to purchase a total of an additional 225,000 shares of the Company’s common stock, which vests over five years, at an exercise price of 125% of the fair market value of the Company’s common stock on the date of the grant; and
•	extended the term of Mr. Carlson’s employment agreement until the occurrence of an event of termination.
The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to the Employment Agreement between Steven R. Carlson and OMP, Inc. effective as of March 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.
Date: March 7, 2008	By:	/s/ Stephen A. Garcia
		Name:	Stephen A. Garcia
		Title:	Chief Financial Officer

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